Item 26 EXHIBIT (e)

                      |_| NATIONWIDE LIFE INSURANCE COMPANY
                |_| NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                   P.O. Box 182835, Columbus, Ohio 43218-2835

                          VARIABLE LIFE FUND SUPPLEMENT
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PROPOSED INSURED NAME  (please print)                                       SOCIAL SECURITY NUMBER

     John Doe                                                                         000        -     00       -     0000
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1.   SUITABILITY  (MUST BE ANSWERED TO ISSUE POLICY.)
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                                                                                                                           YES   NO
a.   Do you understand that the Death Benefit and Surrender Value may increase or decrease depending on the investment experience of the Variable
     Account?................................................................................                              |X|   |_|
b.   Do you believe that this policy will meet your insurance needs and financial objectives?...........................   |X|   |_|
c.   Have you received a current copy of the prospectus?................................................................   |X|   |_|
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2.   ALLOCATIONS
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FOR CONTRACTS ISSUED IN STATES WHICH REQUIRE A RETURN OF PREMIUM TO A POLICY OWNER EXERCISING THE SHORT TERM RIGHT TO CANCEL; NET
PREMIUMS WILL BE ALLOCATED TO THE GARTMORE GVIT MONEY MARKET FUND OR TO THE FIXED ACCOUNT IF SELECTED UNTIL THE END OF THE RIGHT TO
CANCEL PERIOD. AT THE END OF THIS PERIOD, YOUR CONTRACT VALUE WILL BE ALLOCATED TO THE SUBACCOUNTS INDICATED BELOW. FOR STATES
REQUIRING A RETURN OF CASH VALUE YOUR NET PREMIUM WILL BE ALLOCATED TO THE SUBACCOUNTS AT THE BEGINNING OF THE SHORT TERM RIGHT TO
CANCEL PERIOD. YOUR SELECTIONS MUST TOTAL 100%. MINIMUM INITIAL ALLOCATION TO ANY SINGLE SUBACCOUNT IS 1%. NO FRACTIONAL
PERCENTAGES. THESE PERCENTAGES WILL APPLY IN FUTURE YEARS BUT MAY BE CHANGED AT ANY TIME BY THE POLICY OWNER. (IF NO ALLOCATION
INDICATED, MONEY MARKET WILL BE AUTOMATICALLY SELECTED.)

AIM VI (SERIES I)                        FEDERATED (PRIMARY SHARES)                DREYFUS
      % Basic Value Fund                       % Quality Bond Fund II                    % Small Cap Stock Index Port. - Service
      % Capital Appreciation Fund                                                          Shares
      % Capital Development Fund         FIDELITY (SERVICE CLASS)                        % Stock Index Fund - Initial Shares
                                               % VIP Equity-Income Port.                 % VIF Appreciation Port. - Initial Shares
AMERICAN CENTURY                               % VIP Growth Port.
      % VP Inflation Protection                % VIP Overseas Port.                GARTMORE GVIT INVESTOR DESTINATIONS
        Fund - Class II                        % VIP II Contrafund(R)Port.               % Aggressive Fund - Class II
      % VP International Fund - Class I        % VIP II Investment Grade Bond Port.      % Conservative Fund - Class II
      % VP Ultra Fund - Class I                % VIP III Mid Cap Port.                   % Moderate Fund - Class II
      % VP Value Fund - Class I                % VIP III Value Strategies Port.          % Moderately Aggressive Fund - Class II
                                                                                         % Moderately Conservative Fund - Class II
MFS(R) VIT (INITIAL CLASS)                 FRANKLIN TEMPLETON VIPT (CLASS I)
      % Investors Growth Stock Series          % Foreign Securities Fund           GARTMORE GVIT SUBADVISED FUNDS (CLASS I)
      % Value Series                           % Rising Dividends Securities Fund        %  Fund Name (Subadviser)
                                               % Small Cap Value Securities Fund         % Comstock Value Fund (Van Kampen)
OPPENHEIMER (INITIAL CLASS)                                                              % High Income Bond Fund (Federated)
      % Capital Appreciation Fund/VA     GARTMORE GVIT (CLASS I)                         % International Value Fund (Dreyfus)
      % Global Securities Fund/VA              % Emerging Markets Fund                   % Mid Cap Index Fund (Dreyfus)
      % High Income Fund/VA                    % Global Health Sciences Fund             % Multi Sector Bond Fund (Van Kampen)
      % Main Street(R)Fund/VA                  % Global Technology and                   % Small Cap Growth Fund (Multi Managers)
      % Main Street(R)Small                    % Communications Fund                     % Small Cap Value Fund (Multi Managers)
      % Cap Fund/VA                            % Government Bond Fund                    % Small Company Fund (Multi Managers)
                                               % Mid Cap Growth Fund
PUTNAM VT (CLASS IB)                           % Money Market Fund                 NATIONWIDE LIFE INSURANCE CO.
      % Growth & Income Fund                   % Nationwide(R)Fund                       % Fixed Account
      % Voyager Fund                           % U. S. Growth Leaders Fund               % Long Term Fixed Account *

VAN KAMPEN (CLASS I)                     NEUBERGER BERMAN AMT                      OTHER AVAILABLE FUNDS
      % Core Plus Fixed Income Port.           % Fasciano Port. - Class S                %
      % U. S. Real Estate Port.                % Limited Maturity Bond Port. -           %
                                                 Class I                                 %
                                               % Socially Responsive Port. - Trust
                                                 Class
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*THE LONG TERM FIXED ACCOUNT ENFORCES STRINGENT TRANSFER RESTRICTIONS. PLEASE
CONSULT THE PROSPECTUS FOR MORE DETAILS ON THESE RESTRICTIONS.



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3.   OPTIONAL ELECTIONS
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                                                                                                                           YES   NO
a.   Do you elect that monthly cost of insurance charges be deducted solely from the Money Market Fund as long as it is adequately
     funded?............................................................................................................   |X|   |_|
b.   Do you elect Automated Dollar Cost Averaging?  (If yes, complete Automated Dollar Cost Averaging form.)............   |_|   |X|
c.   Do you elect Asset Rebalancing?  (If yes, complete Asset Rebalancing form.)........................................   |_|   |X|
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4.   IMPORTANT NOTICE
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I UNDERSTAND THAT THE DEATH BENEFIT UNDER A VARIABLE LIFE INSURANCE POLICY MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
RETURN ON THE SUBACCOUNT(S) I SELECT. REGARDLESS OF INVESTMENT RETURN, THE DEATH BENEFIT CAN NEVER BE LESS THAN THE SPECIFIED
AMOUNT, AS LONG AS THE POLICY IS IN FORCE. THE CONTRACT VALUE MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT
RETURN FOR THE POLICY. NO MINIMUM CONTRACT VALUE IS GUARANTEED. ON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS, INCLUDING
DEATH BENEFITS AND CONTRACT VALUES FOR A VARIABLE LIFE INSURANCE POLICY AND A FIXED LIFE INSURANCE POLICY FOR THE SAME PREMIUM.
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
Signed at                    Any City, Any State               on             January              3                ,      2002
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                             City and State                                  Month                   Day                  Year

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                           Any Producer                                                         John Doe
                       Signature of Producer                                         Signature of Proposed Insured
                                                                             (or parent if Proposed Insured is under age 15)


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   Signature of Applicant/Owner (if other than Primary Insured)       Signature of Joint/Spouse Proposed Insured (if to be Insured)

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